WellCare Health Plans, Inc. to Acquire Universal American Corp.

November 17, 2016

Cautionary Statements

WellCare Health Plans

These materials and oral statements made from time to time by executive officers of WellCare may contain "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Such statements that are not historical facts are hereby identified as forward-looking statements and intended to be covered by the safe harbor provisions of the PSLRA and can be identified by the use of the words "believe," "expect," "predict," "project," "potential," "estimate," "anticipate," "should," "intend," "may," "will," and similar expressions or variations of such words, or by discussion of future financial results and events, strategy or risks and uncertainties, trends and conditions in WellCare's business and competitive strengths, all of which involve risks and uncertainties.

Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect WellCare's business and the price of the common stock of WellCare, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Universal American and the receipt of certain governmental and regulatory approvals, (iii) the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time frames or at all and to successfully integrate Universal American's operations into those of WellCare, (iv) the transaction may not result in the accretion to WellCare's earnings or other benefits expected to be achieved from the transactions, (v) such integration may be more difficult, time consuming or costly than expected, (vi) revenues following the transaction may be lower than expected, (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (viii) the effect of the announcement or pendency of the transaction on WellCare's business relationships, operating results, and business generally, risks related to the proposed transaction disrupting current plans and operations of WellCare and potential difficulties in Universal American's employee retention as a result of the transaction, (ix) risks related to diverting management's attention from WellCare's ongoing business operations, (x) the outcome of any legal proceedings that may be instituted against WellCare, its officers or directors related to the merger agreement or the transaction , (xi) the possibility that competing offers or acquisition proposals for Universal American will be made, (xii) WellCare's progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth, (xiii) WellCare's ability to estimate and manage medical benefits expense effectively, (xiv) any changes to WellCare's government program contracts, (xv) WellCare's ability to access capital and (xvi) WellCare's ability to comply with the terms of the Corporate Integrity Agreement.

Where, in any forward-looking statement, we or our management expresses an expectation or belief as to future results or actions, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Our actual results may differ materially from our expectations, plans or projections. Forward-looking statements are only predictions and estimates, which are inherently subject to risks, trends and uncertainties, many of which are beyond our ability to control or predict with accuracy and some of which might not even anticipate. There can be no assurance that we will achieve our expectations and we do not assume responsibility for the accuracy and completeness of the forward-looking statements. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements as a result of many factors, including the risk factors described in the risk factor section of our SEC reports. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of WellCare.

All forward-looking statements included in these materials are based upon information available to WellCare as of the date of these materials, and we assume no obligation to update or revise any such forward-looking statements

Our 2016 financial guidance is as of November 1, 2016 and is not being updated in conjunction with this presentation.

Please refer to our press release dated November 1, 2016 for a reconciliation of adjusted metrics to GAAP metrics.

Please refer to the press release announcing this transaction dated November 17, 2016 for more details.

The aforementioned press releases are available on WellCare's website via the following link: http://ir.wellcare.com/News/

Additional Information

WellCare Health Plans

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the transaction. In connection with the transaction, Universal American plans to file with the SEC and furnish to Universal American's shareholders a proxy statement and other relevant documents. BEFORE MAKING ANY VOTING DECISION, UNIVERSAL AMERICAN'S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Universal American's shareholders will be able to obtain a free copy of documents filed with the SEC at the SEC's website at http://www.sec.gov. In addition, Universal American's shareholders may obtain a free copy of Universal American's filings with the SEC from Universal American's website at http://www.universalamerican.com or by directing a request to Universal American at Universal American, 44 South Broadway, Suite 1200, White Plains, NY 10601-4411.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of Universal American and the directors, executive officers and certain other members of management and employees of WellCare may be deemed "participants" in the solicitation of proxies from shareholders of Universal American in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of Universal American in connection with the transaction will be set forth in the proxy statement and other relevant documents to be filed with the SEC. You can find information about Universal American's executive officers and directors in Universal American's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in Universal American's definitive proxy statement filed with the SEC on Schedule 14A. You can find information about WellCare's executive officers and directors in WellCare's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in WellCare's definitive proxy statement filed with the SEC on Schedule 14A.

Compelling Strategic Fit

WellCare Health Plans + Universal American — A Healthy Collaboration®

- **Strengthens WCG's Medicare Advantage business in Texas and New York**
- **Augments WCG's quality improvement and value-based contracting efforts**
- **Grows and diversifies WCG's government-sponsored portfolio**
- **Accretive to earnings**

Strengthens WCG's Medicare Advantage Business

WellCare Health Plans

- Increases WCG's Medicare Advantage (MA) membership by ~34%
- Deepens WCG's presence in Texas and New York, the third and fourth largest Medicare states by eligible beneficiaries
- Adds 4.5 Star HMO plan in attractive Houston/Beaumont market
- Adds 4.0 Star PPO plan in upstate New York and Maine
- Diversifies WCG's MA membership by adding a large mainstream book of MA business
  - Percent of members enrolled in D-SNP plans decreases from 42% to 32%

Note: Universal American Star Ratings are for the 2017 Plan Year



WCG MA states
UAM MA states
WCG and UAM states

	WCG Membership	UAM Membership	Combined Membership
Texas	35,000	69,000	104,000
New York	43,000	41,000	84,000
Other states	260,000	4,000	264,000
Total MA	**338,000**	**114,000**	**452,000**

WCG and UAM membership as of September 30, 2016

Augments Quality Improvement and Value-based Contracting Efforts

WellCare Health Plans

- Approximately 70% of UAM's MA membership enrolled in 4.0 or higher Star plans
- Approximately 57% of UAM's MA membership enrolled in 4.5 Star plan
- Leverage best practices to improve Star ratings of total MA business

- Adds established primary care physician engagement model with proven savings
- Leverage physician engagement practices and value-based contracting across MA footprint

Note: Universal American Star Ratings are for the 2017 Plan Year

Grows and Diversifies WCG's Government-Sponsored Portfolio

WellCare Health Plans

WellCare Health Plans + Universal American — A Healthy Collaboration

WellCare 2016 Premium Revenue [1]



6%
27%
67%

Total : $14.2 billion

~10% Revenue Growth

Pro Forma 2016 Premium Revenue[1,2]



5%
34%
61%

Total : $15.6 billion

Color	Segment
Blue	Medicaid Health Plans
Green	Medicare Health Plans
Gray	Medicare PDP

[1]Based on WellCare's 2016 GAAP premium revenue guidance as of November 1, 2016.
[2]Includes $1.37 billion in Universal American revenue, based on annualizing Universal American's net premium revenue of $1.03 billion for the nine months ended September 30, 2016. Universal American revenue excludes discontinued operations.

Transaction Details

WellCare Health Plans

Consideration and Financing	➢ $10.00 per UAM common share in cash, representing a 34% premium (60-day volume-weighted average closing price as of November 16, 2016) ➢ Transaction value of ~$800 million, including preferred and convertible debt, funded by cash on hand
Closing	➢ Expected to close in the second quarter of 2017 ➢ Subject to UAM shareholder approval and other customary closing conditions, including regulatory approvals
Synergies	➢ Annual synergies of ~$25 million to $30 million by 2019 ➢ Driven by increased efficiency and reduced operating expenses
Transaction and Integration Costs	➢ One-time transaction-related expenses of ~$30 million ➢ Cumulative integration-related expenses of ~$25 million to ~$30 million through 2019
Adjusted EPS Accretion*	➢ **Year 1 after close: $0.60 to $0.70** ➢ **Year 2 after close: $0.70 to $0.80**

*Adjusted EPS accretion excludes acquisition-related amortization, integration-related costs and transaction-related costs